UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    Form 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                December 19, 2005
                Date of Report (date of Earliest Event Reported)

                         Teletouch Communications, Inc.
               (Exact Name of Company as Specified in its Charter)

           DELAWARE                        001-13436            75-2556090
(State or Other Jurisdiction of      (Commission File No.)   (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

                       1913 Deerbrook, Tyler, Texas 75703
              (Address of principal executive offices and zip code)

                                 (800) 232-3888
                (Company's telephone number, including area code)

                                 Not applicable
          (Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))


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Section 1 - Registrant's Business and Operations

     Item 1.01 Entry into a Material Definitive Agreement

Separation and Release Agreement

     Effective as of December 19, 2005, the Company and J. Kernan Crotty, the Company's now formed President, COO and CFO, in connection with his resignation, executed a certain Separation and Release Agreement (the "Separation Agreement"). As disclosed under Item 5.02 below, Mr. Crotty resigned as an executive officer and director of the Company effective as of December 19, 2005. Under the terms and provisions of the Separation Agreement, Mr. Crotty is entitled to certain employment termination payments and benefits through June 1, 2006, in the amount of approximately $109,000 less applicable taxes and deductions. In addition, all options to purchase shares of the Company's common stock granted to Mr. Crotty that remain outstanding will be vested and exercisable for a period until December 31, 2006 provided that he complies with all the terms and conditions of the Separation Agreement through December 31, 2006. The parties to the Separation Agreement also executed a general release with respect to any and all claims and controversies that either party may have with or against the other. A copy of the Separation and Release Agreement is attached as Exhibit 10.1 hereto.

Section 5 - Corporate Governance and Management

     Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     Effective as of December 19, 2005, J. Kernan Crotty, President, COO and CFO of the Company has resigned from the Company and his position as a member of the Company's Board of Directors or of any standing committee thereof. The terms and provisions of his Separation Agreement are discussed under Item 1.01 above.

     T. A. "Kip" Hyde, Jr., will continue as CEO of the Company. Douglas Sloan, currently Controller and Corporate Secretary of the Company, will assume the roles and responsibilities of acting Chief Financial Officer on an interim basis.

Section 8 - Other Events

     Item 8.01 Other Events

     On December 20, 2005, the Company issued its press release announcing Mr. Crotty's departure, a copy of which press release is attached hereto as an exhibit.

Section 9 - Financial Statements and Exhibits

     Item 9. Financial Statements and Exhibits

     (c) Exhibits

     10.1 Separation and Release Agreement dated December 19, 2005

     99.1 Press Release dated December 20, 2005.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 20, 2005                 By: /s/ Thomas A. Hyde, Jr.
                                                --------------------------------
                                                Name: Thomas A. Hyde, Jr.
                                                Title: Chief Executive Officer